Exhibit 99.1

NanoViricides, Inc. Completes Purchase of cGMP-compliant Pilot Production Facility

WEST HAVEN, CONNECTICUT — January 7, 2015 — NanoViricides, Inc. (NYSE MKT: NNVC) (the "Company"), has completed the purchase of the state of the art cGMP-compliant Manufacturing and R&D facility located in Shelton, Connecticut, from Inno-Haven, LLC.

The Company purchased the facility solely by repaying for the costs borne by Inno-Haven, LLC, in acquiring and renovating the property. NanoViricides Board of Directors had approved the purchase of the facility on these terms in July, 2014.

NanoViricides now intends to move its operations to the new facility in a phased manner in order to minimize any potential impact on ongoing projects. The Company expects to manufacture its drug candidates for human clinical trials at the new facility. The Company further reports that all of its drug development programs are progressing satisfactorily.

NanoViricides believes that its cash in hand enables this purchase without impacting any of its drug development programs. Further, the Company believes that this purchase represents a net positive cash flow impact as compared to the leasing option, over the long term.

All of the infrastructure systems needed for production of the nanoviricides® drug candidates are now operational at the new facility, and have either been validated by outside experts, or are in the process of such validation.

The 18,000 sqft building at 1 Controls Drive, Shelton, CT, was completely renovated in order to build a modern, state-of-the-art c-GMP-compliant manufacturing facility for the production of clinical scale quantities of a wide variety of injectable nanomedicines drug substances and drug products, modern nanomedicines research and development facilities, as well as an on-site state-of-the-art nanomedicines analysis and characterization facility. The new facility comprises a small office space, R&D Chemistry Labs, R&D Biology Labs, R&D Analytical Lab and cGMP supporting Analytical Lab, cGMP-compliant raw materials handling and dispensing area, and c-GMP compliant Clean Room Suites for nanomedicines production and product packaging processes. All of the R&D labs employ class 100,000 or cleaner air systems. The clean room suites comprise class 10,000 air quality areas as well as class 1,000 and the ultra-clean class 100 air quality areas (the class specifies the number of particles per 1,000 liters of air). This allows production and handling of nanomedicines with minimal risk of entraining foreign particles. All of the R&D labs employ deionized water. For critical processes, WFI-quality water is also produced on site in quantities needed to support the production scale (WFI = water for injection, comprises a specification of water quality that specifies minimal endotoxins and maximum sterility).

The Company reported previously that it had reached an agreement with Inno-Haven to purchase the building outright, rather than to lease it from Inno-Haven. Since the decision to purchase the facility, NanoViricides has been conducting extensive due diligence. NanoViricides CEO, Dr. Seymour and Kane-Kessler firm attorneys representing NanoViricides, helped by external consultants, have been performing due diligence regarding this purchase with Inno-Haven executive Dr. Diwan. The extensive due diligence involved, a study of the original floor plans and drawings, the final floor plans, engineering drawings, as well as installed equipment and lab furniture, as well as a number of additional aspects of the purchase. The due diligence process also involved inspection of the accounts of Inno-Haven and detailed accounting of actual costs involved in this project. The due diligence process further involved a study of the facility description documents submitted by the construction management firm of MPH Engineering, LLC. In addition, the due diligence process also involved a study of the reports on (a) the Lease vs. Purchase options for buying this facility, and (b) price of the facility in comparison to other like facilities. These reports were commissioned from Nanotech Plus, LLC, a specialized consultancy firm, by NanoViricides. These reports determined that the facility had a replacement value substantially in excess of $15 Million. Dr. Diwan recused himself from the NanoViricides’s processes pertaining to the lease or purchase of the facility including the discussions with consultants, commissioning and study of reports, as well as the Board of Directors meetings and discussions.

Dr. Diwan originally purchased the existing building and land at this location in August, 2011, using his savings, funds he had raised from a sale of his founders stock under a 10b-5 plan, and certain private loans from other private parties. Inno-Haven, LLC was formed as a special purpose limited liability company, with Dr. Diwan as its controlling member, to execute this project. The facility was intended to be a stand alone contract manufacturing operation supporting multiple clients, including NanoViricides, Inc. Later, Inno-Haven obtained additional non-bank commercial loans to further modify the facility as per the stringent specifications of NanoViricides, Inc. At the time that Dr. Diwan engaged into this project, NanoViricides Inc. had limited finances available, and was unable to raise funding to engage into this critical project on its own. NanoViricides common stock (NNVC) was trading on OTC bulletin board, with limited trading volume. The Company had already identified in 2006 that cGMP manufacturing capability was going to be critical for advancing its drug candidates towards human clinical trials and licensure. The Company diligently investigated contract manufacturing as well as leasing of existing cGMP facilities to satisfy its needs. However, as a result of the novelty of its technology, it became apparent that external parties did not have the necessary expertise. Dr. Diwan therefore took an extreme personal risk in order to advance the Company’s goals, and engaged into this facility development project.

Subsequently, NanoViricides and Inno-Haven executed a Memorandum of Understanding (MoU) in January, 2013, in which NanoViricides agreed to lease the facility from Inno-Haven upon completion, with a right to purchase. NanoViricides, Inc. also commissioned external consultants for the purposes of determining (a) fair lease ranges, and (b) the pros and cons of leasing as opposed to purchasing the facility. Based on these reports, the Company determined that it was in the best interests of the Company and its shareholders to purchase the facility rather than to lease it. Dr. Diwan recused himself from this entire process, including hiring of external consultants, their reports, and the determination of the appropriate strategy.

Since February 2013, NanoViricides, Inc. has raised more than approximately $48 Million dollars. Therefore, the Company is now in a strong financial position and is capable of purchasing the facility outright without adversely impacting its R&D programs. The Company also determined that purchasing is the low cost option in the long term.

About NanoViricides:

NanoViricides, Inc. (www.nanoviricides.com) is a development stage company that is creating special purpose nanomaterials for antiviral therapy. The Company's novel nanoviricide® class of drug candidates are designed to specifically attack enveloped virus particles and to dismantle them. The Company is developing drugs against a number of viral diseases including H1N1 swine flu, H5N1 bird flu, seasonal Influenza, HIV, oral and genital Herpes, viral diseases of the eye including EKC and herpes keratitis, Hepatitis C, Rabies, Dengue fever, and Ebola virus, among others.

This press release contains forward-looking statements that reflect the Company's current expectation regarding future events. Actual events could differ materially and substantially from those projected herein and depend on a number of factors. Certain statements in this release, and other written or oral statements made by NanoViricides, Inc. are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Important factors that could cause actual results to differ materially from the company's expectations include, but are not limited to, those factors that are disclosed under the heading "Risk Factors" and elsewhere in documents filed by the company from time to time with the United States Securities and Exchange Commission and other regulatory authorities. Although it is not possible to predict or identify all such factors, they may include the following: demonstration and proof of principle in pre-clinical trials that a nanoviricide is safe and effective; successful development of our product candidates; our ability to seek and obtain regulatory approvals, including with respect to the indications we are seeking; the successful commercialization of our product candidates; and market acceptance of our products.

Contact:

NanoViricides, Inc.

Amanda Schuon, 310-550-7200

info@nanoviricides.com